UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 14, 2006

                                -----------------

                             Digital Recorders, Inc.
             (Exact Name of Registrant as Specified in Its Charter)



           North Carolina            1-13408               56-1362926
  (State or Other Jurisdiction     (Commission            (IRS Employer
         of Incorporation)         File Number)         Identification No.)


                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

     On November 14, 2006, Digital Recorders, Inc. announced it posted a net loss of 11 cents per share on $13.1 million in sales for third quarter 2006, as compared to a net loss of 20 cents per share on $10.9 million in sales posted in the same period last year.

     The Company also announced that it filed with the Securities and Exchange Commission a Form 10-Q for the quarter and nine-months ended Sept. 30, 2006.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.


ITEM 7.01. Regulation FD Disclosure

     On November 14, 2006, Digital Recorders, Inc. announced it posted a net loss of 11 cents per share on $13.1 million in sales for third quarter 2006, as compared to a net loss of 20 cents per share on $10.9 million in sales posted in the same period last year.

     The Company also announced that it filed with the Securities and Exchange Commission a Form 10-Q for the quarter and nine-months ended Sept. 30, 2006.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits

(a)    Exhibits.
       99.1    Press release dated November 14, 2006.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DIGITAL RECORDERS, INC.

Date: November 14, 2006          By:   /s/ KATHLEEN BROWN OHER, CPA
                                     -------------------------------------------
                                       Kathleen Brown Oher, CPA
                                       Vice President, Chief Financial Officer,
                                       Treasurer, and Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

   99.1    Press release dated November 14, 2006.